Exhibit 10.25

Silicon Valley Bank

A Member of SVB Financial Group

April 15, 2011

Dan Morgan

CFO

Force10 Networks, Inc.

350 Holger Way

San Jose, CA 95134

Re:	Extension of fiscal year end financial reporting

Dear Mr. Morgan:

This letter is written in connection with that certain Third Amended and Restated Loan and Security Agreement, by and between, Force10 Networks, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”), dated February 25, 2011, and related loan documents, as may be amended from time to time (the “Loan Agreement”). Borrower and Bank desire to amend the terms of the Loan Agreement as more particularly described herein.

Notwithstanding the terms and conditions contained in Section 6.2 of the Loan Agreement, for Borrower’s fiscal year ended 2010 only, Borrower will deliver to Bank, as soon as available, but no later than May 30, 2011, Borrower’s audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.

By signing below and returning a copy of this letter to Bank, Borrower acknowledges that the Loan Agreement has not been amended in any way, other than as referenced above. In entering into this letter, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement. Except as expressly provided for herein pursuant to this letter, the terms of the Loan Agreement remain unchanged and in full force and effect. Bank’s agreement to modify the Loan Agreement in accordance with the provisions set forth in this letter in no way shall obligate Bank to make any future waivers or modifications to the Loan Agreement. Nothing in this letter shall constitute a satisfaction of the Borrower’s indebtedness to Bank. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement, unless the party is expressly released by Bank in writing. No maker or endorser will be released by virtue of this letter. The terms of this paragraph apply not only to this letter, but also to all subsequent loan modification agreements.

The provisions of this letter shall not be deemed effective until such time as Borrower shall have returned a countersigned copy to Bank.

555 Mission Street, Suite 900

San Francisco, California 94105

PHONE 415.764.3000 svb.com

Very truly yours,

SILICON VALLEY BANK

By:	/s/ Rick Freeman
Name:	Rick Freeman
Title:	Relationship Manager

By executing below, the undersigned acknowledges and confirms the effectiveness of this letter.

BORROWER

Force10 Networks, Inc.

By:	/s/ W. Zerella
Name:	Bill Zerella
Title:	CFO
Dated:	4/25/2011